 Exhibit 99.1

FOR IMMEDIATE RELEASE
December 20, 2017

Peter Poli
Chief Financial Officer
877-260-2010
peter.poli@trackgrp.com
Track Group Reports Fiscal 2017 Financial Results

Revenue Up 9%, Adjusted EBITDA Up 82% and Net Cash from Operations Up 357%

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal year ended September 30, 2017. The Company posted revenue of $29.7M, an increase of 9.3% over last year, adjusted EBITDA of $3.6M up 82.1% compared to FY2016 and Net Cash provided by Operating Activities of $4.1M, an increase of 357%. The Company’s reorganization and consolidation initiatives had a predictable impact on these results.

“We’re happy to report a very strong finish to a great fiscal 2017, with year-over-year growth in key financial categories including our best quarter ever for Adjusted EBITDA,” said Guy Dubois, Track Group’s Chairman and CEO. “With our fantastic new line-up of smartphone-based monitoring applications including BACtrack for criminal justice, we’re looking forward to a great 2018, and with the launch of our new device-agnostic operating platform getting underway right now, we couldn’t be more excited as we begin to deliver our vision for the future.”

FINANCIAL HIGHLIGHTS

●
Total revenue in FY2017 up 9.3% over last year ($29.7M vs. $27.2M)

●
Total operating expenses for the year ended 30 Sept 2017 are flat ($20.5M) vs. last year ($20.4M) despite the fact that the Company incurred restructuring costs, an impairment of intangible assets, and a loss on the sale of assets, which in aggregate, totaled approximately $1.8M for the year just ended

●
Adjusted EBITDA in FY2017 finished at $3.6M up 82.1% compared to $2.0M for FY2016

●
Adjusted EBITDA for the quarters of fiscal 2017 improved sequentially each quarter
o
Q1 or 31 Dec 2016 Adj EBITDA = $0.41M
o
Q2 or 31 March 2017 Adj EBITDA = $0.64M
o
Q3 or 30 June 2017 Adj EBITDA = $1.24M
o
Q4 or 30 Sept 2017 Adj EBITDA = $1.35M

●
Net Cash Provided by Operating Activities
o
For year ended 30 Sept 2017 = $4.1M
o
For year ended 30 Sept 2016 = $0.9M
o
Up 357% or nearly five-fold

●
Net loss attributable to common shareholders in FY2017 improved to ($4.7M) up 44% compared to ($8.5M) for FY2016

5th Avenue Station  877.260.2010
200 E. 5th Avenue, Suite 100  trackgrp.com
Naperville, IL 60563

BUSINESS HIGHLIGHTS

●
The Company completed a major operational restructuring in 2017, which included the consolidation of key operational functions into its new Chicagoland Headquarters

●
Launch of the Company’s next generation operating platform is underway

●
Major smartphone application development initiatives were completed in 2017 and launches are currently underway including remote alcohol monitoring and domestic violence solutions

●
Key customer accounts are stable and growing

BUSINESS OUTLOOK

	Actual		Outlook
	FY 2016	FY 2017	FY 2018

Revenue:	$27.2M	$29.7M	$35-40M

Adjusted EBITDA Margin:	7.3%	12.2%	15-20%

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2017 AND 2016

Assets	2017	2016
Current assets:
Cash	$2,027,321	$1,769,921
Accounts receivable, net of allowance for doubtful accounts of $3,268,095 and $2,335,508, respectively	5,438,564	6,894,095
Note receivable, current portion	234,733	334,733
Prepaid expenses and other	854,122	816,708
Inventory, net of reserves of $26,934 and $98,150, respectively	261,810	521,851
Total current assets	8,816,550	10,337,308
Property and equipment, net of accumulated depreciation of $1,778,634 and $1,421,389, respectively	903,100	1,226,461
Monitoring equipment, net of accumulated amortization of $4,906,925 and $3,438,074, respectively	3,493,012	4,358,117
Intangible assets, net of accumulated amortization of $9,839,032 and $8,233,659, respectively	24,718,655	25,540,650
Goodwill	8,226,714	7,955,876
Other assets	2,989,101	2,900,911
Total assets	$49,147,132	$52,319,323

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,769,835	2,771,101
Accrued liabilities	6,650,291	3,976,192
Current portion of long-term debt, net of discount of $185,811 and $222,973, respectively	30,270,531	3,245,732
Total current liabilities	39,690,657	9,993,025
Stock payable - related party	-	3,289,879
Long-term debt, net of current portion and discount of $0 and $185,811, respectively	3,480,717	30,345,803
Total liabilities	43,171,374	43,628,707

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,480,984 and 10,333,516 shares outstanding, respectively	1,048	1,034
Additional paid-in capital	300,717,861	298,876,399
Accumulated deficit	(294,067,329)	(289,341,503)
Accumulated other comprehensive loss	(675,822)	(845,314)
Total equity	5,975,758	8,690,616
Total liabilities and stockholders’ equity	$49,147,132	$52,319,323

TRACK  GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2017 AND 2016

	2017	2016
Revenues:
Monitoring services	$28,887,460	$26,343,783
Other	839,558	850,024
Total revenues	29,727,018	27,193,807

Cost of revenues:
Monitoring, products and other related services	11,997,031	10,327,486
Depreciation and amortization included in cost of revenues	2,128,668	2,009,437
Impairment of monitoring equipment and parts	-	80,000
Total cost of revenue	14,125,699	12,416,923

Gross profit	15,601,319	14,776,884

Operating expenses:
General & administrative	12,216,041	13,038,760
Loss on sale of assets	763,531	-
Restructuring costs	558,833	-
Impairment of intangible assets	506,413	-
Selling & marketing	2,311,725	2,270,733
Research & development	1,784,867	2,415,924
Depreciation & amortization	2,332,217	2,709,918
Total operating expense	20,473,627	20,435,335

Loss from operations	(4,872,308)	(5,658,451)

Other income (expense):
Interest income	20,086	114,235
Interest expense	(2,820,924)	(2,829,003)
Currency exchange rate gain (loss)	223,475	(151,258)
Gain on settlement of milestone payments	3,213,940	-
Other income/expense, net	11,556	28,856
Total other income (expense)	648,133	(2,837,170)
Net loss before income taxes	(4,224,175)	(8,495,621)
Income tax expense	501,651	-
Net loss attributable to common shareholders	(4,725,826)	(8,495,621)
Foreign currency translation adjustments	169,492	1,532,751
Comprehensive loss	$(4,556,334)	$(6,962,870)
Net loss per common share, basic and diluted	$(0.45)	$(0.83)
Weighted average common shares outstanding, basic and diluted	10,408,870	10,285,947

TRACK GROUP, INC. AND  SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2017 AND 2016

	2017	2016
Cash flows from operating activities:
Net loss	$(4,725,826)	$(8,495,621)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,460,885	4,719,355
Impairment of monitoring equipment and parts	-	80,000
Impairment of intangible assets	506,413	-
Bad debt expense	1,048,737	1,996,348
Accretion of debt discount	222,973	222,973
Stock based compensation	1,140,520	1,353,295
Loss on disposal of property and equipment	763,531	39,290
Gain on settlement of milestone payments	(3,213,940)	-
Loss on monitoring equipment included on cost of sales	569,371	90,838
Change in assets and liabilities:
Accounts receivable, net	583,694	(2,718,115)
Notes receivable	-	(28,299)
Inventories	260,041	258,519
Prepaid expenses and other	(433,978)	190,951
Accounts payable, accrued expenses and other	2,965,365	3,198,029
Net cash provided by operating activities	4,147,786	907,563

Cash flow from investing activities:
Purchase of property and equipment	(84,749)	(105,121)
Capitalized software	(2,416,804)	(2,090,962)
Purchase of monitoring equipment and parts	(1,838,779)	(2,861,100)
Proceeds from sale of assets	512,500	-
Net cash used in investing activities	(3,827,832)	(5,057,183)

Cash flow from financing activities:
Proceeds from notes payable	-	2,000,000
Principal payments on notes payable	(67,775)	(1,021,832)
Net cash provided by (used in) financing activities	(67,775)	978,168

Effect of exchange rate changes on cash	5,221	38,328

Net increase (decrease) in cash	257,400	(3,133,124)
Cash, beginning of year	1,769,921	4,903,045
Cash, end of year	$2,027,321	$1,769,921

TRACK GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures

For the Fiscal Years Ended September 30, 2017 and 2016

	Three Months ended		Twelve Months ended
	September 30,		September 30,
	2017	2016	2017	2016
Non-GAAP Adjusted EBITDA (In $000s, except share data)
Net loss attributable to common shareholders	(1,273)	(2,664)	(4,726)	(8,496)
Interest expense, net	684	705	2,801	2,715
Income taxes (1)	-	(28)	502	-
Depreciation, amortization and impairment	1,244	998	4,967	4,799
Stock based compensation	236	69	1,141	1,353
Restructuring charges (2)	(10)	-	559	-
Gain on contingent share liability	-	-	(3,214)	-
Loss on sale of assets	-	-	764	-
Other charges, net (3)	471	986	842	1,626
Non GAAP Adjusted EBITDA	1,352	66	3,636	1,997
Non GAAP Adjusted EBITDA, percent of revenue	18.1%	0.9%	12.2%	7.3%

	Three Months ended		Twelve Months ended
	September 30,		September 30,
	2017	2016	2017	2016
Non-GAAP EPS (In $000's, except share data)
Net loss attributable to common shareholders	(1,273)	(2,664)	(4,726)	(8,496)
Interest expense, net	684	705	2,801	2,715
Income taxes (1)	-	(28)	502	-
Depreciation, amortization and impairment	1,244	998	4,967	4,799
Stock based compensation	236	69	1,141	1,353
Restructuring charges (2)	(10)	-	559	-
Gain on contingent share liability	-	-	(3,214)	-
Loss on sale of assets	-	-	764	-
Other charges, net (3)	471	986	842	1,626
Non GAAP net income to common shareholders	1,352	66	3,636	1,997
Weighed average common shares outstanding	10,480,984	10,333,516	10,408,870	10,285,947
Non-GAAP earnings per share	$0.13	$0.01	$0.35	$0.19

(1)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.
(2)
Includes restructuring charges associated with outsourcing one of our monitoring centers and moving our headquarters to the Chicagoland area.
(3)
Other charges may include gains or losses, non-cash currency impacts, non-recurring accrual adjustments, legal settlements and reserves associated with contracts in Mexico.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company’s products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Track Group, Inc. & subsidiaries (“Track Group”) are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group’s current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Track Group’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.